Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HUDSON HIGHLAND GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	59-3547281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

622 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Hudson Highland Group, Inc. Employee Stock Purchase Plan
 (Full title of the plan)

Latham Williams Vice President, Legal Affairs and Administration, Corporate Secretary Hudson Highland Group, Inc. 10 South Wacker Drive, Suite 2600 Chicago, Illinois 60606 (312) 795-4216	Copy to: Benjamin F. Garmer, III Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	500,000 shares	$30.41 (2)	$15,205,000 (2)	$1,926.47

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Hudson Highland Group, Inc. Employee Stock Purchase Plan.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Hudson Highland Group, Inc. Common Stock on The Nasdaq National Market on June 24, 2004.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        On April 1, 2003, Hudson Highland Group, Inc. (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-104212) to register 160,000 shares of the Registrant’s Common Stock, par value $.001 per share (the “Common Stock”), issuable under the Hudson Highland Group, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).

        On February 18, 2004, the Board of Directors of the Registrant approved an amendment to the Purchase Plan to increase the number of shares of Common Stock available under the Purchase Plan from 160,000 to 660,000. At the Registrant’s 2004 Annual Meeting of Shareholders held on April 30, 2004, the stockholders of the Registrant approved this amendment. The purpose of this Registration Statement is to register 500,000 additional shares of the Common Stock in connection with the Purchase Plan.

        Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-104212), as amended by Post-Effective Amendment No. 1, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

        The exhibits set forth in the accompanying Exhibit Index are filed (except where otherwise indicated) with this Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this day of June, 2004.

HUDSON HIGHLAND GROUP, INC.
By:	/s/ Jon F. Chait
Jon F. Chait Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon F. Chait	Chairman, Chief Executive Officer and	June 30, 2004
Jon F. Chait	Director (Principal Executive Officer)
/s/ Richard W. Pehlke	Executive Vice President, Chief Financial Officer and Director	June 30, 2004
Richard W. Pehlke	(Principal Financial Officer)
/s/ Ralph L. O'Hara	Vice President, Controller (Principal	June 30, 2004
Ralph L. O'Hara	Accounting Officer)
*	Director	June 30, 2004
John J. Haley
*	Director	June 30, 2004
Jennifer Laing
*	Director	June 30, 2004
Nicholas G. Moore
*	Director	June 30, 2004
David G. Offensend
*	Director	June 30, 2004
René Schuster

*By:	/s/ Jon F. Chait
Jon F. Chait Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4)	Hudson Highland Group, Inc. Employee Stock Purchase Plan, as amended. [Incorporated by reference to Annex C to the Registrant's Definitive Proxy Statement on Schedule 14A filed on March 22, 2004 (File No. 000-50129)]

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of BDO Seidman, LLP.

(23.2)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(24)	Powers of Attorney.

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